DEED OF TERMINATION AND MUTUAL RELEASE

Dated: Sep. 22, 2015

This Deed of Termination and Mutual Release is made between:

YINFU GOLD COPORATION

a company incorporated under the laws of the State of Wyoming, USA,

with its address at

Unit B, 5/fl., CKK Commercial Centre, 289 Hennessy Road, Wanchai,

Hong Kong

(“YINFU” or the “Company”),

And

ENTERNAL FAIRY INTERNATIONAL LIMITED.

a British Virgin Islands Company

with its address at

4th floor, Ellen Skelton Building, 3076 Sir Francis,

Drake Highway, Road Town, Tortola,

British Virgin Islands

(“EFI”)

WHEREAS:

(A) YINFU and the EFI entered into the Revision Agreement to the Sale & Purchase Agreement for the Acquisition of 100% of the Shares and Assets of EFI (as defined below) pursuant to which YINFU agreed to acquire and the EFI agreed to deliver 100% of the shares and assets of EFI held by them (the “Acquisition”) on the terms and conditions as set out therein.

(B) Pursuant to the Sale & Purchase Agreement, in the consideration of the Acquisition of which 1,200,000,000 Consideration Shares in aggregate were issued to entities as specified by EFI (the “Allottees”).

(C) As at the date of this Deed, an aggregate of 1,200,000,000 Consideration Shares have been issued to the Allottees.

(D) The Parties have elected to terminate the Sale & Purchase Agreement and to return the 1,200,000,000 Consideration Shares to YINFU for cancellation on the terms and subject to the conditions of this Deed.

(E) EFI represents that the main asset, the “DongGuan YouDal Financial Information Services Co. Ltd. (www.youdai365.com)”, a company incorporated in the People’s Republic of China, which is an internet financial company operating an online peer to peer lending platform together with multiple finance services including financing counseling, corporate investment counseling, loans application counseling, industrial investment, equity investment and assets management, with more than 25,000 registered members.

NOW THIS DEED WITNESSETH AS FOLLOWS:

1. Definitions and Interpretation

1.1 In this Deed, unless the context otherwise requires, the provisions in this Clause 1.1 apply: “Allottees” means Kwan Shuk Kuen, Ku Tin Lok, Leung Wing Keung, Hui Chung Sun, Siu Wai Bing, Dasiy, Chan Sau King, Tsang Pang Ying, Instech International Limited, Lee Nai Yu, Michelle, Chiu Tsz Fung, Zhang Jiang Hon, Chau Chiu, Mok Yin Ling, Lam Chi Hung, Mok Pik Lan, ONG, ALannah, Chan Chi Fai, Chan Chi Fai, Wu Yik Wa, Xue Yi, Chen Zhenmei, Yang Youxi, Yu Xueying, Zhang Yangyang, Qi Jian, Wen Yudong, Wu Fei, LAU, Dai Hoi, YEUNG, Yiu Chong, WEI, Si Ran Jeff, HUYNH Catherine, Mèlanie, Cham lu Van and Wu Yik Wa.

“Consideration Shares” means the issued and paid-up ordinary shares in the capital of YINFU which have been /to be issued pursuant to the terms of the Sale & Purchase Agreement;

“EFI” means ENTERNAL FAIRY INTERNATIONAL LIMITED, a company incorporated in the British Virgin Islands;

“Effective Date” means the third business day after execution of this Deed by all the Parties ;

“Issued Consideration Shares” means the 1,200,000,000 issued and paid-up ordinary shares in the capital of YINFU which have been issued to the Allottees pursuant to the terms of the Sale &Purchase Agreement, which details are set out in schedule 2 to this Deed;

“Parties” means YINFU, the EFI and the Allottees, and “Party” shall mean any of them; “Person” means any legal person, including any individual, corporation, investment fund, partnership, limited partnership, limited liability company, joint venture, joint stock company, association, trust, unincorporated entity or other entity;

“Sale & Purchase Agreement” means the sale and purchase agreement entered into between YINFU and the EFI, a copy of which is set out in schedule 1 of this Deed; and EFI.

1.2 References to YINFU, EFI shall include their respective assigns or successors-in-interest.

2. Effective Date and Termination

The Parties hereby acknowledge and agree that this Deed became effective on the Effective Date, ie. the third business day after execution of this Deed by all the Parties.

3. Termination of the Sale & Purchase Agreement

In consideration of the mutual premises and releases herein contained the Parties hereby acknowledge and agree by mutual consent that the Sale & Purchase Agreement was terminated with effect from the Effective Date without the need for any further action on the part of any of the Parties.

4. Return and Cancellation of the Issued Consideration Shares In consideration of the mutual premises and releases herein contained:

(a) the Allottees hereby agree and return the Issued Consideration and all certificates representing the Issued Consideration Shares to YINFU for cancellation; and

(b) EFI agrees and undertakes to carry out all the necessary procedures to cancel the Issued Consideration Shares immediately. Any shares not returned to by EFI to YINFU will be reported to Transfer Online as “lost”. Any share certificates not returned to by EFI to YINFU will be reported to Transfer Online as “lost” and EFI will immediately execute any documents required to confirm that the certificate(s) have been lost.

5. Announcement Both YINFU and EFI agree that YINFU shall, within two days after the date of this Deed, issue an announcement in relation to the termination of the Sale & Purchase Agreement.

6. Acknowledgment, confirmation, representation and warranty

6.1 The Parties acknowledge and confirm that the EFI obligations under the Sale & Purchase Agreement be lapsed and terminated, the Allottees’ obligations as shareholder of YINFU be lapsed and terminated and YINFU’s obligations under the Sale & Purchase Agreement be lapsed and terminated.

6.2 YINFU represents and warrants that it has obtained the necessary approval from its board of directors (an original of the board resolution of YINFU is provided herewith), has the full right, power and authority to enter into and perform its obligations under this Deed, has complied with all statutory and other requirements in relation thereto under the applicable laws and has taken all corporate actions and obtained all necessary governmental or other consents, authorizations or approvals requisite for the transactions herein contemplated and this Deed, when executed and delivered, will be valid and binding on YINFU enforceable in accordance with its terms. YINFU further represents and warrants that the entering into this Deed and the transactions contemplated hereunder, including but not limited to the EFI returning the 1,200,000,000. Consideration Shares to YINFU for cancellation, comply with and do not contravene the constitutional documents of YINFU and the applicable laws and regulations.

6.3 Each of YINFU and EFI represents and warrants that they have obtained the necessary approval from their respective board of directors (an original of the board resolution is provided herewith), have the full right, power and authority to enter into and perform their respective obligations under this Deed, have complied with all statutory and other requirements in relation thereto under the applicable laws and has taken all corporate actions and obtained all necessary governmental or other consents, authorizations or approvals requisite for the transactions herein contemplated and this Deed, when executed and delivered, will be valid and binding on them enforceable in accordance with its terms.

6.4 Each of the Parties represents and warrants that it has the full right, power and authority to enter into and perform its obligations under this Deed, has complied with all statutory and other requirements in relation thereto under the applicable laws and has taken all actions and obtained all necessary governmental or other consents, authorizations or approvals requisite for the transactions herein contemplated and this Deed, when executed and delivered, will be valid and binding on it enforceable in accordance with its terms.

7. Mutual Release

7.1 In consideration of the mutual premises and releases herein contained: (a) YINFU does hereby with effect from the Effective Date, fully and forever release and discharge each of the EFI and their respective successors, assigns, directors, officers, representatives, employees and agents, from any and all claims, demands, agreements, contracts, covenants, representations, warranties, promises, undertakings, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise, whether known or unknown, whether or not concealed or hidden, which against any of them it has had, may have had or now has, or which any of its successors or assigns hereafter can, shall or may have, whether arising from or in connection with the Sale & Purchase Agreement, up to and including the Effective Date including, without limitation, any and all claims which were or might have been asserted; And

(b) YINFU does hereby with effect from the Effective Date, fully and forever release and discharge EFI and their respective successors, assigns, directors, officers, representatives, employees and agents, from any and all claims, demands, agreements, contracts, covenants, representations, warranties, promises, undertakings, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise, whether known or unknown, whether or not concealed or hidden, which against any of them it has had, may have had or now has, or which any of its successors or assigns hereafter can, shall or may have, whether arising from or in connection with the Consideration Shares, up to and including the Effective Date including, without limitation, any and all claims which were or might have been asserted; and

(c) EFI does hereby with effect from the Effective Date, fully and forever release and discharge YINFU and their respective successors, assigns, directors, officers, employees and agents, from any and all claims, demands, agreements, contracts, covenants, representations, warranties, promises, undertakings, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise, whether known or unknown, whether or not concealed or hidden, which against any of them it has had, may have had or now has, or which any of its successors or assigns hereafter can, shall or may have, whether arising from or in connection with the Sale & Purchase Agreement, up to and including the Effective Date including, without limitation, any and all claims which were or might have been asserted.

8. Third Party Rights This Deed is not intended to, and shall not, confer any rights or remedies upon any Person other than the Parties hereto or otherwise create any third-party beneficiary hereto.

9. Notices All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, posted prepaid, to the Parties.

10. Execution This Deed may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

11. Governing Law This Deed is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of Wyoming, USA.

In witness whereof we have caused this Deed to be executed as a deed on the day and year first above written.

ON BEHALF OF YINFU GOLD CORPORATION

Designated Signing Authority
LI, QiuYu
President, CEO, Chairman
Yinfu Gold Corporation

ON BEHALF OF ALL SHAREHOLDERS OF ETERNAL FAIRY INTERNATIONAL LIMITED

Designated Signing Authority
YANG, YouXi
Sole Director
Eternal Fairy International Limited